EMPLOYMENT AGREEMENT
     EMPLOYMENT AGREEMENT (this “Agreement”), dated as of June 30, 2006 (the “Effective Date”), between FIRST ALBANY COMPANIES INC., a New York corporation (the “Company”), and PETER McNIERNEY (the “Executive”).
W I T N E S S E T H:
          WHEREAS, the Company desires to employ the Executive as its Chief Executive Officer so that it will have the benefit of his ability, experience and services, and the Executive is willing to enter into an agreement to that end, upon the terms and conditions hereinafter set forth.
          NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree as follows:
1.	Employment
     The Company hereby agrees to employ the Executive as the Chief Executive Officer of the Company, and the Executive hereby agrees to be employed by the Company in such capacity, on and subject to the terms and conditions of this Agreement.
2.	Agreement Term
     The period of this Agreement (the “Agreement Term”) shall commence on the Effective Date and shall expire on the second anniversary of the Effective Date. At least 90 days prior to expiration of the Agreement Term, each party hereto shall give notice to the other party of his or its intention to (i) enter into a new employment agreement at the expiration of the Agreement Term, or (ii) terminate the Agreement at the expiration of the Agreement Term. The period of the Executive’s employment hereunder shall be hereinafter referred to as the “Employment Period.”
3.	Position, Duties and Responsibilities
     (a)      The Executive shall serve as, and with the title, office and authority of, the Chief Executive Officer of the Company. The Executive shall also hold such title, office and authority with the Company’s subsidiaries and its successors. Within five days of the Effective Date, the Board of Directors of the Company (the “Board”) shall appoint the Executive as a member of the Board and thereafter shall nominate the Executive for election as a member of the Board when his seat on the Board is up for re-election.
     (b)      The Executive shall have all the powers, authority, duties and responsibilities incident to the position and office of Chief Executive Officer of the Company, including effective supervision and control over, and responsibility for, the implementation of the Company’s strategic plan and general and active day-to-day leadership and management of the business and affairs of the Company and the subsidiaries of the Company, including without limitation the authority with respect to the employment of the Company’s senior management, subject to the Company’s by-laws with respect to the appointment of officers. The Executive shall report directly to the Board. The Executive shall act in accordance with and, subject to the Board’s authority (but without limitation of the Executive’s rights under Section 6(c)(v) hereof), have the requisite authority to implement the Company’s strategic plans in effect from time to time, including the strategic plan approved by resolution of the Board on June 29, 2006 (the “Strategic Plan”). The Executive shall seek prior approval from the Board of any proposed material change from the strategic plan.
     (c)      The Executive agrees to devote substantially all of his business time, efforts and skills to the performance of his duties and responsibilities under this Agreement; provided, however, that nothing in this Agreement shall preclude the Executive from devoting reasonable periods required for (i) participating in professional, educational, philanthropic, public interest, charitable, social or community activities, (ii) serving as a member of the board of directors of other corporations, or (iii) managing his personal investments or other personal business so long as these activities, individually or in the aggregate, do not materially interfere with the discharge of the Executive’s duties hereunder.
     (d)      The Executive shall perform his duties at the offices of the Company located in New York City, but from time to time the Executive may be required to travel to other locations in the proper conduct of his responsibilities under this Agreement.
4.	Compensation and Benefits
     In consideration of the services rendered by the Executive during the Employment Period, the Company shall pay or provide the Executive the compensation and benefits set forth below.
     (a)      Base Salary. The Company shall pay the Executive a minimum base salary (the “Base Salary”) equal to $200,000 per annum. The Compensation Committee of the Board (the “Compensation Committee”) will review the Base Salary at least annually during the Employment Period with a view toward consideration of merit increases as the Compensation Committee deems appropriate. The Base Salary shall be paid in accordance with the normal payroll practices of the Company.
     (b)      Annual Bonuses. The Company shall provide the Executive with the opportunity to earn an annual bonus for each fiscal year of the Company ending during the Employment Period. The annual bonus will be based upon a target bonus amount established by the Board. The bonus objectives for Executive’s annual bonus for any particular year will be developed by the Board after good faith consultation with the Executive consistent with the Company’s strategic plan.
     (c)      Employee Benefits. The Executive shall be entitled to participate in all employee benefit plans, programs, practices or arrangements of the Company in which other senior executives of the Company are eligible to participate from time to time, including, without limitation, any qualified or non-qualified pension or savings plans, any death benefit or disability benefit plans, any medical, dental, health or other welfare plans that are approved by the Compensation Committee, on terms and conditions at least as favorable to the Executive as are provided to other senior executives of the Company.
     (d)      Fringe Benefits; Vacation. The Executive shall be entitled to fringe benefits and perquisites at the same level as are generally made available to senior executives of the Company. The Executive shall be entitled to the vacation time in accordance with the policy that applies to senior executives of the Company generally.
5.	Equity Incentives
     Effective as of the Effective Date, the Executive shall be granted 50,000 shares of restricted common stock of the Company (the “Restricted Stock”). The Restricted Stock shall vest in two equal installments on each of the first and second anniversaries of the Effective Date, and shall become fully vested upon a Change of Control (as defined under the Company’s 1999 Long-Term Incentive Plan (“Change of Control”). The Executive shall also be eligible for future awards under the Company’s equity-based incentive plans, as determined on an annual basis by the Compensation Committee in its sole discretion.
6.	Termination of Employment
     The Employment Period may be terminated upon the occurrence of any of the following events:
     (a)      Termination for Cause. The Company may terminate the Executive’s employment hereunder for Cause. For purposes of this Agreement, the Executive shall be considered to be terminated for “Cause” only upon (i) the Executive’s conviction of, or plea of guilty or nolo contendere to, a felony under the laws of the United States or any state thereof, whether or not appeal is taken, (ii) the Executive’s conviction of, or plea of guilty or nolo contendere to, a violation of criminal law involving the Company and its business, (iii) the willful material misconduct of the Executive or the Executive’s willful violation of material Company policies, in either case which has a demonstrable adverse effect on the Company; (iv) the Executive’s continued failure to perform his duties (except as provided in Section 6(e)) hereunder after provision of written notice by the Company requesting such performance; or (v) the willful fraud or material dishonesty of the Executive in connection with his performance of duties to the Company.
However, in no event shall the Executive’s employment be considered to have been terminated for “Cause” unless and until the Executive receives a copy of a resolution adopted by the Board finding that, in the good faith opinion of the Board, the Executive is guilty of acts or omissions constituting Cause, which resolution has been duly adopted by an affirmative vote of a majority of the Board, excluding the Executive and any individual alleged to have participated in the acts constituting “Cause.” Any such vote shall be taken at a meeting of the Board called and held for such purpose, after reasonable written notice is provided to the Executive setting forth in reasonable detail the facts and circumstances claimed to provide a basis of termination for

Cause and the Executive is given an opportunity, together with counsel, to be heard before the Board.
(b)      Termination without Cause. The Board shall have the right to terminate the Executive’s employment hereunder other than for Cause at any time, subject to the consequences of such termination as set forth in this Agreement.
(c) Resignation for Good Reason. The Executive may voluntarily terminate his employment hereunder for Good Reason. For purposes of this Agreement, “Good Reason” shall mean:
     (i) the assignment to the Executive of any duties materially inconsistent with the Executive’s position (including status, offices, titles or reporting relationships), authority, duties or responsibilities as contemplated by Section 3 hereof, any adverse change in the Executive’s reporting responsibilities, any action by the Company that results in a material diminution in such position, authority, duties or responsibilities, or any failure to appoint and nominate the Executive to the Board as provided in Section 3(a) hereof; provided that the Executive shall not have Good Reason under this clause (i) if, after a Change of Control, the Executive continues as the senior most executive officer of the business of the Company and its subsidiaries as conducted immediately prior to the Change of Control;
     (ii) without limitation or any other provision of this Section 6(c), any failure by the Company to comply with its obligations under Sections 4, 5, 8, 12(a) or 18 hereof;
     (iii) the relocation, without the consent of the Executive, of the Executive’s principal business office to a location outside of New York City;
     (iv) any failure to accomplish the following elements of the previously approved Board restructuring: (A) three individuals who are members of the Board on the Effective Date (all members collectively, “Current Members”) shall cease to serve on the Board effective on or before the 90th day following the Effective Date; (B) two other Current Members shall cease to serve on the Board, effective either before or promptly after the Executive has proposed to the Board director candidates to be appointed in the resigning directors’ place, such director candidates to be promptly appointed or elected to the Board; and (C) one other Current Member shall cease to serve on the Board before or effective on the date of the Company’s 2007 annual meeting of stockholders (the “Annual Meeting”), provided that the Executive has identified a director candidate to take the resigning director’s place, such director candidate is appointed to the Board or is nominated by the Board for approval by the stockholders at the Annual Meeting; and in the case of clauses (B) and (C) above, subject to the condition that (I) such director candidate(s) must be (A) ready, willing and able to serve on the Board and (B) reasonably qualified by education, background and training to serve on the Board and (II) the appointment or election of such director candidate(s) not violate law or any exchange listing requirement applicable to the Company; and

     (v) until the earlier of the completion of the Board restructuring described in clause (iv) or the date immediately following the Annual Meeting, the Board, by action or omission, either overrules, vetoes, countermands, obstructs, constrains or otherwise frustrates or delays, in any material respect, the Executive’s good faith efforts to accomplish any material aspect of the Strategic Plan.
However, in no event shall the Executive be considered to have terminated his employment for “Good Reason” unless and until the Company receives written notice from the Executive identifying in reasonable detail the acts or omissions constituting “Good Reason” and the provision of this Agreement relied upon, and, to the extent such circumstance is susceptible to cure, such acts or omissions are not cured by the Company within 15 days of the Company’s receipt of such notice.
(d) Resignation without Good Reason. The Executive may voluntarily terminate his employment hereunder for any reason at any time, including for any reason that does not constitute Good Reason.
(e) Disability. The Executive’s employment hereunder shall terminate upon his Disability. For purposes of this Agreement, “Disability” shall mean the inability of the Executive to perform his duties to the Company on account of physical or mental illness or incapacity for a period of 180 calendar days, whether or not consecutive, during any 365 day period. The Executive’s employment hereunder shall be deemed terminated by reason of Disability on the last day of the applicable period; provided, however, in no event shall the Executive be terminated by reason of Disability unless the Executive receives written notice from the Company, at least 15 days in advance of such termination, stating its intention to terminate the Executive for reason of Disability.
(f) Death. The Executive’s employment hereunder shall terminate upon his death.
7.	Compensation upon Termination of Employment
     In the event the Executive’s employment by the Company is terminated during the Agreement Term, the Executive shall be entitled to the severance payments and benefits specified below:
(a)      Resignation for Good Reason; Termination without Cause. In the event the Executive voluntarily terminates his employment hereunder for Good Reason or is terminated by the Company other than for Cause, death or Disability, the Company shall pay the Executive and provide him with the following:
     (i) Accrued Rights. Upon the Executive’s termination of employment, the Company shall pay the Executive a lump-sum amount equal to the sum of (A) his earned but unpaid Base Salary through the date of termination, (B) any earned but unpaid annual bonus for any completed fiscal year, and (C) any unreimbursed business expenses or other amounts due to the Executive from the Company as of the date of termination under any written Company policy or written agreement with the Executive. In addition, the Company shall provide to the Executive all payments, rights and benefits due as of the date of termination under the terms of the Company’s employee and fringe benefit plans and programs in which the Executive participated during the Employment Period (together with the lump-sum payments described above, the “Accrued Rights”).
     (ii) Severance Payment. The Company shall pay the Executive a lump-sum payment equal to 1.5 times the sum of (A) his then-current annual Base Salary and (B) the average of the annual bonus amounts previously paid or payable to the Executive in respect of the three most recently completed fiscal years. Such lump-sum severance payments shall be made within five business days following the effective date of termination of employment. The Executive shall also be entitled to a lump-sum payment of the pro-rata portion of the annual bonus the Executive would have earned if he had remained employed by the Company through the end of the applicable fiscal year, determined in the same manner as for other senior executives of the Company. Such payment shall be made at the time bonuses for the relevant fiscal year are made to other senior executives of the Company. As a condition to receiving benefits under this Section 7(a)(ii), the Executive shall be required to deliver an irrevocable general release of claims against the Company Group (as defined below) and their current and former directors, officers and employees, in the same form as attached hereto as Exhibit A.
     (iii) Continued Benefits. For the 18-month period following the date of the Executive’s termination of employment, the Company shall continue to provide the Executive and his eligible dependents with the medical, dental, disability and life insurance coverages that were provided to the Executive immediately prior to termination of employment (with the same employee cost-sharing as active employees of the Company during such period), subject to cancellation by the Company in the event that the Executive becomes eligible for coverage under plans of another employer. Following the expiration of such 18-month period, the Executive and his eligible dependents shall be entitled to continue participating in the Company’s group health plans in accordance with the health care continuation requirements of the Consolidated Omnibus Reconciliation Act of 1985 (“COBRA”).
     (iv) Vesting of Equity. At the time of his termination of employment, any unvested portion of the Restricted Stock or any other restricted stock, stock options or other equity-based awards held by the Executive at the time of his termination of employment shall become fully vested and exercisable, notwithstanding the terms of any award agreement or equity plan applicable to such awards.
     (v) Other Benefits. Any deferred compensation benefits accrued to the Executive as of the date of his termination of employment shall become fully vested and payable upon his termination of employment.
     (b)      Resignation without Good Reason; Termination for Cause or upon Death or Disability. In the event the Executive voluntarily terminates his employment hereunder other than for Good Reason, is terminated by the Company for Cause, or is terminated on account of Disability or death, the Company shall pay the Executive and provide him with any Accrued Rights under Section 7(a)(i).

8.	Parachute Tax Indemnity
     (a) If it shall be determined that any amount paid, distributed or treated as paid or distributed by the Company to or for the Executive’s benefit (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 8) (a “Payment”) would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, being hereinafter collectively referred to as the “Excise Tax”), then the Executive shall be entitled to receive an additional payment (a “Gross-Up Payment”) in an amount such that after payment by the Executive of all federal, state and local taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.
     (b) All determinations required to be made under this Section 8, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by a nationally recognized accounting firm appointed by the Company (the “Accounting Firm”), which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the parties. The Accounting Firm shall not be an accounting firm serving as accountant or auditor for the Company or for the individual, entity or group affecting the Change of Control. All fees and expenses of the Accounting Firm shall be borne by the Company. Any Gross-Up Payment, as determined pursuant to this Section 8, shall be paid by the Company to the Executive within five days of the receipt of the Accounting Firm’s determination. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made (“Underpayment”), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to this Section 8 and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the Executive’s benefit.
     (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later then ten business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall: (i) give the Company any information reasonably requested by the Company relating to such claim;

(ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company; (iii) cooperate with the Company in good faith in order to effectively contest such claim; and (iv) permit the Company to participate in any proceeding relating to such claim; provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expense. Without limitation on the foregoing provisions of this Section 8, the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall, to the extent permitted by applicable law, advance the amount of such payment to the Executive, on an interest-free basis, and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the Executive’s taxable year with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company’s control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority, so long as such action does not have a material adverse effect on the contest being pursued by the Company.
     (d) If, after the Executive’s receipt of an amount advanced by the Company pursuant to this Section 8, the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company’s complying with the requirements of this Section 8) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the Executive’s receipt of an amount advanced by the Company pursuant to this Section 8, a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.
9.	No Mitigation or Offset
     The Executive shall not be required to seek other employment or to reduce any severance benefit payable to him under Section 7 hereof, and, except as provided in Section 7(a)(iii) hereof, no such severance benefit shall be reduced on account of any compensation received by the

Executive from other employment. The Company’s obligation to pay severance benefits under this Agreement shall not be reduced by any amount owed by the Executive to the Company.
10.	Tax Withholding; Method of Payment
     All compensation payable pursuant to this Agreement shall be subject to reduction by all applicable withholding, social security and other federal, state and local taxes and deductions. Any lump-sum payments provided for in this Agreement shall be made in a cash payment, net of any required tax withholding, no later than the fifth business day following the Executive’s date of termination or other payment date.
11.	Restrictive Covenants
     (a) Confidential Information. The Executive acknowledges that during the course of his employment by the Company he has or will have access to and knowledge of certain information and data which the Company considers confidential and the release of such information or data to unauthorized persons would be extremely detrimental to the Company. As a consequence, the Executive hereby agrees and acknowledges that he owes a duty to the Company not to disclose, and agrees that without the prior written consent of the Company, at any time, either during or after his employment with the Company, he will not communicate, publish or disclose, to any person anywhere or use, any Confidential Information (as hereinafter defined), except as may be necessary or appropriate to conduct his duties hereunder, provided the Executive is acting in good faith and in the best interest of the Company, or as may be required by law or judicial process. The Executive will use his best efforts at all times to hold in confidence and to safeguard any Confidential Information from falling into the hands of any unauthorized person and, in particular, will not permit any Confidential Information to be read, duplicated or copied. The Executive will return to the Company all Confidential Information in the Executive’s possession or under the Executive’s control whenever the Company shall so request, and in any event will promptly return all such Confidential Information if the Executive’s relationship with the Company is terminated for any or no reason and will not retain any copies thereof. For purposes hereof the term “Confidential Information” shall mean any information or data used by or belonging or relating to the Company or any of its subsidiaries or Affiliates (the “Company Group”) that is not known generally to the industry in which the Company is or may be engaged and which the Company maintains on a confidential basis, including, without limitation, any and all trade secrets, proprietary data and information relating to the Company’s business and products, price list, customer lists, processes, procedures or standards, know-how, manuals, business strategies, records, drawings, specifications, designed, financial information, whether or not reduced to writing, or information or data which the Company advises the Executive should be treated as confidential information.
     (b) Noncompetition. The Executive acknowledges that he has established and will continue to establish favorable relations with the customers, clients and accounts of the Company and will have access to trade secrets of the Company Group. Therefore, in consideration of such relations and to further protect trade secrets, directly or indirectly, of the Company, the Executive agrees that during the “Noncompetition Period” (as defined below) the Executive shall not, without the express written consent of the Company, become employed by, or render services to, a person or entity that provides investment banking services to small and/or mid-cap markets in the United States (a “Competitor”); provided that it shall not be a violation of this Section 11(b) for the Executive to provide services to a Competitor so long as the Executive does not provide services to, or have management or supervisory authority for, on other than an infrequent and immaterial basis, the portion of the Competitor’s business that provides investment banking services to the small and/or mid-cap markets in the United States. For purposes hereof, “Noncompetition Period” shall mean the Employment Period and, unless the Employment Period is terminated by the Company without Cause or by the Executive for Good Reason, the twelve-month period following the end of the Employment Period. Notwithstanding the foregoing, if any court determines that the covenant not to compete, or any part thereof, is unenforceable because of the duration of such provision or the geographic area or scope covered thereby, such court shall have the power to reduce the duration, area or scope of such provisions and, in its reduced form, such provision shall then be enforceable and shall be enforced.
     (c) Nonsolicitation. During the Employment Period and for the twelve-month period following the end of the Employment Period, the Executive shall not, directly or indirectly, without the express written consent of the Company, solicit any person who is or shall be in the employ or service of the Company to leave such employ or service for any other employment opportunity.
     (d) Work Product. All documents, data, recordings, or other property, whether tangible or intangible, including all information stored in electronic form, obtained or prepared by or for the Executive and utilized by the Executive in the course of the Executive’s employment with the Company Group shall remain the exclusive property of the Company. The Executive shall return such property that is in the Executive’s possession or control promptly after receipt of a written request from the Company and, in any event, upon the Executive’s termination of employment for any reason. The results and proceeds of the Executive’s services to the Company Group hereunder, including, without limitation, any works of authorship related to the Company resulting from the Executive’s services during the Executive’s employment with the Company and/or any of its affiliates and any works in progress, shall be works-made-for-hire and the Company shall be deemed the sole owner throughout the universe of any and all rights of whatsoever nature therein, whether or not now or hereafter known, existing, contemplated, recognized or developed, with the right to use the same in perpetuity in any manner the Company determines in its sole discretion without any further payment to the Executive whatsoever. If, for any reason, any of such results and proceeds shall not legally be a work-for-hire and/or there are any rights which do not accrue to the Company under the preceding sentence, then the Executive hereby irrevocably assign and agree to assign any and all of the Executive’s right, title and interest thereto, including, without limitation, any and all copyrights, patents, trade secrets, trademarks and/or other rights of whatsoever nature therein, whether or not now or hereafter known, existing, contemplated, recognized or developed to the Company, and the Company shall have the right to use the same in perpetuity throughout the universe in any manner the Company determines without any further payment to the Executive whatsoever. The Executive shall, from time to time, as may be requested by the Company and at the Company’s sole expense, do any and all things which the Company may deem useful or desirable to establish or document the Company’s exclusive ownership of any an all rights in any such results and proceeds, including, without limitation, the execution of appropriate copyright and/or patent applications or assignments. To the extent the Executive have any rights in the results and proceeds of the Executive’s services to the Company that cannot be assigned in the manner described above, the Executive unconditionally and irrevocably waive the enforcement of such rights. This Section 11(d) is subject to, and shall not be deemed to limit, restrict or constitute any waiver by the Company of any rights of ownership to which the Company may be entitled by operation of law by virtue of the Company or any of its affiliates being the Executive’s employer.
     (e) Specific Performance. Recognizing the irreparable damage will result to the Company in the event of the breach or threatened breach of any of the foregoing covenants, and that the Company’s remedies at law for any such breach or threatened breach will be inadequate, the Company, in addition to such other remedies which may be available to them, shall be entitled to an injunction, including a mandatory injunction, to be issued by any court of competent jurisdiction ordering compliance with this Agreement or enjoining and restraining the Executive from the continuation of such breach. The Executive acknowledges the importance to the Company of the provisions of this Section 11 and agrees that he shall not at any time contest the reasonableness of these provisions or otherwise claim that such provisions are not enforceable under applicable law.
12.	Successors
     (a)      This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and any person, firm, corporation or other entity which succeeds to all or substantially all of the business, assets or property of the Company. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business, assets or property of the Company, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, the “Company” shall mean the Company as hereinbefore defined and any successor to its business, assets or property as aforesaid which executes and delivers an agreement provided for in this Section 12 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law. This Agreement shall not be assignable by the Company (other than to a successor by merger, consolidation or purchase) without the prior written consent of the Executive.
     (b) This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts are due and payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid to the Executive’s designated beneficiary or, if there be no such designated beneficiary, to the legal representatives of the Executive’s estate. This Agreement shall not be assignable by the Executive.
13.	Entire Agreement
     This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and, except as specifically provided herein, cancels and supersedes any and all other agreements between the parties with respect to the subject matter hereof. Any amendment or modification of this Agreement shall not be binding unless in writing and signed by the Company and the Executive.
14.	Severability
     In the event that any provision of this Agreement is determined to be invalid or unenforceable, the remaining terms and conditions of this Agreement shall be unaffected and shall remain in full force and effect, and any such determination of invalidity or unenforceability shall not affect the validity or enforceability of any other provision of this Agreement.
15.	Notices
     All notices which may be necessary or proper for either the Company or the Executive to give to the other shall be in writing and shall be deemed given (i) when personally delivered to the recipient (provided a written acknowledgement of receipt is obtained), (ii) one (1) business day after being sent by a nationally recognized overnight courier (provided that a written acknowledgement of receipt is obtained by the overnight courier) or (iii) four (4) business days after mailing by certified or registered mail, postage prepaid, return receipt requested, to the Executive at the address on record with the Company, and shall be sent in the manner described above to the Secretary of the Company at the Company’s principal executives offices or delivered by hand to the Secretary of the Company.
16.	Governing Law
     This Agreement shall be governed by and enforceable in accordance with the laws of the State of New York, without giving effect to the principles of conflict of laws thereof.
17.	Arbitration
     Any controversy or claim arising out of, or related to, this Agreement, or the breach thereof, shall be settled by binding arbitration in the City of New York, New York, in accordance with the rules then obtaining of the American Arbitration Association, and the arbitrator’s decision shall be binding and final, and judgment upon the award rendered may be entered in any court having jurisdiction thereof.
18.	Indemnification
     The Company shall indemnify and hold harmless the Executive to the fullest extent permitted by applicable law or the Company’s by-laws and certificate of incorporation for any action or inaction of the Executive while serving as an officer or director of the Company. In addition, the Company shall cover the Executive under directors’ and officers’ liability insurance both during and, while potential liability exists, after the term of employment in the same amount and to the same extent as the Company covers its other officers and directors.
19.	Legal Fees and Expenses
     The parties agree that in the event of any claim regarding this Agreement or the Executive’s performance of services for the Company, each party shall bear its own costs and expenses incurred in connection with such claim. The Company agrees to pay all attorneys’ fees and expense incurred by the Executive in connection with entering into this Agreement, subject to a maximum amount of $50,000.
     IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as of the date first above written.

EXECUTIVE

/s/ Peter McNierney

Peter McNierney

FIRST ALBANY COMPANIES INC.

/s/ Alan Goldberg

By: Alan Goldberg
Title: Vice Chairman of the Board